Exhibit 99.1

NEXT GROUP HOLDINGS, INC.

LETTER OF INTENT

March 30, 2017

Miami Beach, Florida USA

NEXT GROUP HOLDINGS, INC. (NXGH:OTCQB) NXGH

1111 Brickell Avenue, Suite 2200

Miami, FL 33131

AZUGROUP USA LLC (AZUGROUP USA)

3767 Royal Palm Avenue Miami Beach, FL 33140

AZUGROUP SRL SOCIO UNICO, an Italian Company, P.za Del Rosario, 2 Milan (AZUGROUP SRL)

This letter confirms our mutual interest, on a non-binding basis and subject to entering into definitive agreements, with respect to merging our respective companies together and also entering into a certain option agreement. The transaction would be between NXGH and AZUGROUP USA, LLC, a Florida limited liability company, with the approval and consent of AZUGROUP SRL, an Italian company. GO CARD ,AND CARDNOLOGY

1.       Terms

The principal terms of the proposed transactions are substantially set for herein as follows:

(a)	AZUGROUP USA represents and warrants that it is a privately-owned company, and that it will owns 100 percent (100%) of the following companies (Company AZUGROUP, Company CARDNOLOGY and Company GO CARD. AZUGROUP USA represents that it will, subject to certain condition precedents, including, without limitation, the entering into of the definitive agreement and certain other condition precedents generally described below, transfer and/or contribute to AZUGROUP USA, LLC, client contracts, that in the fiscal year 2016 had generated minimum of USD $10 Million in revenue for AZUGROUP CARDNOLOGY AND GOCARD (the "Contribution"), and that AZUGROUP USA and NXGH would enter into definitive agreement whereby AZUGROUP USA would merge into NXGH or its assets (credit — debit — customers are the assets of Azugroup sri, Cardnology , Gocard that are included on this merge)would be acquired by NXGH. The surviving company and its subsidiaries would market, sell and distribute, fulfill, GPR (General Purpose Reloadable) open and closed loop, gift cards globally.

The transaction is subject to both NXGH and AZUGROUP SRL CARDNOLOGY AND GOCARD delivering to each other audited financial statement in US GAAP.

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Upon execution of the definitive agreement, NXGH shall pay to SAVE AND VIEW LTD (OWNER OF AZUGROUP SRL) a buy-out fee equal to Two Hundred and sixty-seven Thousand Dollars ($267,000.00) to be used to buy-out the minority shareholder of AZUGROUP SRL.

(b)	Upon execution of the definitive agreement, AZUGROUP USA will contribute into the successor company minimum REVENUE in 2016 USD 10,000,000 in sales for AZUGROUP SRL. CARDNOLOGY, GOCARD

(c)	NXGH further agrees to the appointment of Antonio L. Faranda as President and Director of the surviving company, at an annual salary to be equal to that of Arik Maimon and have Antonio L. Faranda appointed as one of the Board of Directors of NXGH; and Faranda shall have the right to appoint up to one (1) additional Director to the Board of Directors of the surviving company;

(d)	Meimoun and Faranda agree that upon the completion of the acquisition of AZUGROUP USA by NXGH, that Meimoun and Faranda will enter into a voting trust agreement with respect to the Class B voting shares of NXGH owned by Meimoun. It is further agreed that Meimoun will transfer to Faranda 50% of the voting shares of Class B stock as further consideration for the sale and transfer of AZUGROUP USA assets or stock to NXGH. For the avoidance of doubt, Meimoun and Faranda will have equal voting rights for the Class B Voting Stock. NXGH will purchase the assets or common stock of AZUGROUP USA for 29% of the issued and outstanding stock of NXGH. Meimoun will own approximately 29% or the Common Stock of NXGH so that Faranda and AZUGROUP SRL will own approximately 29% respectively of the Common Stock of NXGH. A material inducement to AZUGROUP SRL entering into this LOI is that AZUGROUP SRL will be issued (29%) percent of the equity ownership interest of the outstanding shares of NXGH subject to NXGH stockholder approval.

(e)	Upon execution of the definitive agreement and following the merger or asset purchase, Antonio L. Faranda and/or assigns shall receive twenty nine (29%) percent of the common stock of NXGH.

(f)	Upon execution of the definitive agreement and following the merger or asset purchase, Antonio L. Faranda, and/or assigns, and Arik Maimon shall enter into a voting trust agreement whereby neither will be able to vote the voting shares of NXGH without the unanimous approval of the other.

(g)	NXGH shall also contribute to AZUGROUP USA a minimum of USD 1,000,000.00 will be immediately contributed to AZUGROUP USA upon the receipt of a minimum of a USD $3,000,000 bridge loan by NXGH. Additionally, NXGH shall also contribute an additional $2,000,000 from the total $10,000,000 upon successful raise the company is pursuing.

(h)	NXGH shall issue five (5%) percent of the shares of common stock from the balance of NXGH as further incentive compensation to be given to an individual to be designated by AZUGROUP USA who will be in charge of international sales for the merged company from the minority block excluding Maimoun , Michael De Prado and Faranda block of shares .

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(i)	NXGH shall procure and arrange for a bridge loan in the amount of not less than $2,000,000 from company fund raising.

(j)	NXGH and AZUGROUP USA will jointly agree to appoint an accounting firm to provide all the necessary and required accounting services for an annual audit of the business operation of AZUGROUP USA. The audit will comply with Securities and Exchange Commission (SEC) accounting rules and regulations to enable NXGH to comply with its reporting obligations as a publicly owned company. If required, AZUGROUP SRL may be required to provide predecessor financial information for the audit of AZUGROUP USA and to comply with all other conditions and documents required by the SEC. NXGH and AZUGROUP SRL will also consult with an accounting firm mutually agreed to for tax guidance related to the transaction.

(k)	AZUGROUP SRL agrees that AZUGROUP SRL, NXGH and AZUGROUP USA upon completion of the audit of AZUGROUP USA and AZUGROUP SRL CARDNOLOGY GO CARD or thirty (30) days from the date of completion of audit agree to use their best efforts to enter into definitive agreements.

(I)	AZUGROUP SRL CARDNOLOGY GO CARD and AZUGROUP USA understand and agree that NXGH, as a publicly-owned company, will be required to file a disclosure report(s) with the SEC, and issue a public press release upon the signing of this LOI and the execution of definitive agreements. A copy of said SEC report will be provided to AZUGROUP SRL CARDNOLOGY GO CARD and AZUGROUP USA for review with the understanding that NXGH will have the right to accept or reject all disclosures in said disclosure report except that any reporting, descriptions or declarations that concern AZUGROUP SRL CARDNOLOGY GO CARD and AZUGROUP USA must be pre-approved by AZUGROUP SRL CARDNOLOGY GO CARD and AZUGROUP USA, (with said approval not to be unreasonably withheld) prior to the formal filing of the SEC report(s).

(m)	AZUGROUP SRL, AZUGROUP USA and any of its affiliates (including officers and directors) and individuals agree that they will not purchase and/or sell, trade or transfer any shares of NXGH that it owns for a period of 180 days following closing unless said shares of NXGH are registered in an effective Registration Statement with the SEC and/or in compliance with all rules and regulations as promulgated by the SEC, as well as all applicable State Blue Sky laws and regulations.

(n)	NXGH and its management team, board of directors, and majority and controlling shareholders similarly agree that they will not purchase and/or sell, trade or transfer any shares of NXGH that each owns for a period of 180 days following closing unless said shares of NXGH are registered in an effective Registration Statement with the SEC and/or in compliance with all rules and regulations as promulgated by the SEC, as well as all applicable State Blue Sky laws and regulations.

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2.        Expenses

NXGH, AZUGROUP SRL and AZUGROUP USA each will pay their respective legal, accounting and due diligence expenses incident to signing this LOI, and the transactions contemplated hereby.

3.        Enforcement

This document, in and of itself, does not represent an enforceable legal or binding contract. Further negotiations and documentation, including preparing and executing a final Agreement, are required for the contemplated transaction to close.

4.        Closing

NXGH and AZUGROUP USA agree, upon the signing of this LOI, to enter into negotiations for the merger, the signing of a definitive Agreement upon completion of audit, and the carrying-out of the transactions contemplated herein.

AZUGROUP USA, LLC

3-30-2017	Signature:	/s/ Antonio Faranda
	By:	Antonio Faranda
	Title:	Owner

NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
	By:	Arik Maimon
	Title:	Chief Executive Officer

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